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                        CONSENTS OF INDEPENDENT AUDITORS

Fedders Corporation
Liberty Corner, New Jersey

     We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-74347, No. 333-20963, and No. 33-51863) pertaining to the Employee Stock Plans of Fedders Corporation of our report dated October 12, 1999 with respect to the consolidated financial statements and schedule of Fedders Corporation appearing in the Company's Annual Report on Form 10-K for the year ended August 31, 2000.

/s/ BDO Seidman, LLP
Woodbridge, New Jersey
November 27, 2000

                                      F-32